UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2012

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2012, Barrett Business Services, Inc. (the "Company"), drew down $7,600,000 pursuant to a new credit agreement (the "Agreement") with its principal bank, Wells Fargo Bank, National Association (the "Bank"), dated as of September 18, 2012. The Agreement, which expires October 1, 2017, provides for a revolving credit facility with initial borrowing capacity of up to $24,000,000. The Agreement also provides for the continuance of existing standby letters of credit, as to which the current amount outstanding totaled approximately $23,800,000 on September 21, 2012.

Advances under the revolving credit facility bear interest, at the Company’s option, at either (a) a fixed rate for a term selected by the Company from time-to-time or (b) a fluctuating rate. In each case, the rate is calculated based on LIBOR plus 1.75%.

The credit facility is collateralized by the Company's accounts receivable and other rights to receive payment, general intangibles, inventory and equipment. Under the Agreement, the maximum principal amount available will be reduced by $2,500,000 every six months commencing April 1, 2013.

The Agreement requires the satisfaction of certain financial covenants as follows:

•	Minimum Fixed Charge Coverage ratio of no less than 1.25:1.0, measured quarterly on a rolling four-quarter basis;

•	Funded Debt: EBITDA of no more than 2.25:1 through September 30, 2013; 1.75:1 through September 30, 2014; 1.5:1 through September 30, 2015; and 1.25:1 thereafter, measured quarterly on a rolling four-quarter basis beginning December 31, 2012;

•	Ratio of restricted and unrestricted cash and marketable securities to workers compensation and safety incentive liabilities of at least 1.0:1.0, measured quarterly; and

•	Prohibition on incurring additional indebtedness without the prior approval of the Bank, other than up to $200,000 per year in purchase money financing.

The Agreement also contains customary events of default. If an event of default under the Agreement occurs and is continuing, the Bank may declare any outstanding obligations under the Agreement to be immediately due and payable.

Item 8.01. Other Events.

On September 24, 2012, the Company issued a news release reporting the redemption of 34,800 shares of the Company's Series A Nonconvertible, Non-Voting Redeemable Preferred Stock (the "Series A Shares"), which represented all the Series A Shares outstanding, for a total redemption price of $34,800,000 in cash.

The news release also reported entry into the Agreement as described in Item 2.03.

A copy of the news release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1                              News Release dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: September 24, 2012	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary